Exhibit 13.1



     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



The certification set forth below is being submitted in connection with the Annual Report on December 31, 2003 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jose Salim Mattar Junior, the Chief Executive Officer, and Roberto Antonio Mendes, the Principal Financial Officer of Localiza Rent A Car S.A., each certifies that, to the best of their respective knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Localiza Rent A Car S.A.


Belo Horizonte, June 29, 2004


                               By:      /s/ Jose Salim Mattar Junior
                                       -----------------------------------------
                                       Name:  Jose Salim Mattar Junior
                                       Title: Chief Executive Officer-President
                                       Date:  June 29, 2004


                               By:      /s/ Roberto Antonio Mendes
                                       -----------------------------------------
                                       Name:  Roberto Antonio Mendes
                                       Title: Principal Financial Officer
                                       Date:  June 29, 2004